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                                                                      EXHIBIT 10


     THIS AGREEMENT is made as of the 10th day of June, 1999, by and between HIKING ADVENTURES, INC., a Nevada corporation (hereinafter called "the Publisher"), and BUSINESS CONCEPTS, INC., a Nevada corporation (hereinafter called "the Buyer").


                                   WITNESSETH:

1. PURCHASE AND SALE. The Publisher hereby agrees to sell to the Buyer and the Buyer agrees to purchase from the Publisher three (3) sets of hiking guide books published by the Publisher to be entitled "Bears Ears-Lizard Head-North Fork Popo Agie-High Meadows Trail Loop Hiking Adventures" (hereinafter called "Guide #1"), "Bird Ridge Trail Hiking Adventure" (hereinafter called "Guide #2"), and "Mount Abbott Trail Hiking Adventure"(hereinafter called "Guide #3") in quantities of 20,000 for each set, for a total of 60,000 books, at a price of $3.15 per guide subject, however, to a six percent (6%) volume discount, for a net price of $2.961 per book, payable upon delivery (COD), according to the following schedule:

Guide #1     August 1, 1999             5,000 books               $14,805
             September 1, 1999          5,000 books               $14,805
             First day of each          1,000 books               $ 2,961 per month
             month for the next
             10 months

             TOTAL after 12            20,000 books               $59,220
             months

Guide #2     October 1, 1999            5,000 books               $14,805
             November 1, 1999           5,000 books               $14,805
             First day of each          1,000 books               $ 2,961 per month
             month for the next
             10 months

             TOTAL after 12            20,000 books               $59,220
             months

Guide #3     December 1, 1999           5,000 books               $14,805
             January 1, 2000            5,000 books               $14,805
             First day of each          1,000 books               $ 2,961 per month
             month for the next
             10 months

             TOTAL after 12            20,000 books               $59,220
             months

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
             TOTALS                    60,000 books               $177,660


As a down payment, the Buyer will pay to the Publisher the sum of $15,000 on or before July 10, 1999, which will be applied against the August 1, 1999 and September 1, 1999 payments.

     2. LOCAL DELIVERY. The parties hereto that they are both located in Clark County, Nevada, as a consequence of which there will be no delivery charges assessed against either party in connection with the transactions.

     3. COMMISSION AND ROYALTIES. The Publisher will not be entitled to receive from the Buyer any commissions, royalties or other compensation other than that provided for above in this Agreement.

     4. DISTRIBUTION. The Buyer's distribution and marketing of the books as aforesaid will be unrestricted, so that the Buyer may sell the books either by wholesale or retail sales or give the books away for no consideration.

     5.   MISCELLANEOUS PROVISIONS.

          (a) This Agreement contains the entire agreement between the parties hereto and supersedes all other agreements with respect to the subject matter of this Agreement whether written or oral.

          (b) This Agreement may not be modified except by a written instrument signed by the parties hereto.

          (c) This Agreement shall be binding upon parties hereto and their respective successors and assigns.

          (d) This Agreement shall be construed and interpreted in accordance with the Laws of the State of Nevada, without regard to the principles of conflicts of laws.

          (e) In the event of the commencement of suit or other legal proceedings by either of the parties hereto against the other party hereto which in any way relates to this Agreement or the relationship of the parties hereto, the prevailing party will be entitled to receive attorneys fees and costs as a court may adjudge reasonable in addition to any other relief granted.

          (f) In the event that any dispute arises between the parties hereto (including the matters expressed herein), the exclusive resolution thereof shall be the federal and state courts located within Clark County, Nevada, and each of the parties hereto hereby expressly and irrevocably consents to such jurisdiction.

          (g) The parties hereto shall execute such other documents and may be required hereunder to carry out the terms and conditions of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

HIKING ADVENTURES, INC.                BUSINESS CONCEPTS, INC.


By: /s/ Gary C. Vesperman              By: /s/ Edward V. Stambro
    --------------------------------       ----------------------------------
Gary C. Vesperman, President           Edward V. Stambro, President